                                                               EXHIBIT 10.06

                                 EXECUTION COPY
                                 --------------


THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.


                                WARRANT AGREEMENT

                    To purchase Shares of the Common Stock of

                          ONESOURCE HOLDING CORPORATION

              Dated as of September 8, 1993 (the "Effective Date")

         WHEREAS, OneSource Information Services, Inc. (the "Operating Company") is the wholly owned subsidiary of one Source Holding Corporation (the "Company") and the Operating Company has entered into a Loan Agreement dated as of September 8, 1993 with Silicon Valley Bank (the "Warrantholder"); and

         WHEREAS, the Company desires to grant to the Warrantholder, in consideration for the Revolving Credit Line and the Term Loan provided to the Operating Company under the Loan Agreement, the right to purchase shares of the Company's Common Stock;

         NOW, THEREFORE, in consideration of the Warrantholder executing and delivering the Loan Agreement and providing the Revolving Credit Line and Term Loan thereunder and in consideration of mutual covenants and agreements contained herein, the Company and the Warrantholder agree as follows:

1.       GRANT OF THE RIGHT TO PURCHASE STOCK.

         The Company hereby grants to the Warrantholder, and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, a Warrant to subscribe to and purchase, from the Company, an aggregate of 10,101 fully paid and non-assessable shares ("Warrant Shares") of the Company's Common Stock, par value $.01 per share ("Common Stock"), constituting 1% of the Company's capital stock on a fully diluted basis on the date hereof (after giving effect to the issuance of 81,000 shares of Common Stock and 9,000 shares of Class P Common Stock to be issued to management of the Company after the date hereof), at a purchase price of $.49 per share (the `Exercise Price"). The number and purchase price of such Warrant Shares are subject to adjustment as provided in Section 8 hereof.

2.       TERM OF THE WARRANT AGREEMENT.

         Except as otherwise provided for herein, the term of this Warrant Agreement and the right to purchase Warrant Shares as granted herein shall commence on the Effective Date and shall be exercisable for a period of (i) ten
(10) years or (ii) five (5) years from the effective date of the Company's initial public offering, whichever is longer. The Company shall give the Warrantholder written notice of the Warrantholder's right to exercise purchase rights under this Warrant Agreement in the form attached as APPENDIX I not more than 90 days and not less than 30 days before the expiration of the term established in this section. If such notice is not so given, the term shall automatically be extended until 30 days after the Company gives such notice to the Warrantholder.

3.       EXERCISE OF THE PURCHASE RIGHTS.

         (a) The purchase rights set forth in this Warrant Agreement are exercisable by the Warrantholder, in whole or in part, at any time, or from time to time, prior to the expiration of the term set forth in Section 2 above, by tendering to the Company at its principal office a notice of exercise in the form attached hereto as APPENDIX II (the `Notice of Exercise"), duly completed and executed. Promptly upon receipt of the Notice of Exercise and the payment of the purchase price in accordance with the terms set forth below, and in no event later than twenty-one (21) days thereafter, the Company shall issue to the Warrantholder a certificate for the number of Warrant Shares purchased and shall execute the Notice of Exercise indicating the number of Warrant Shares which remain subject to future purchases, if any.

         The Exercise Price may be paid at the Warrantholder's election either
(i) by cash or check, or (ii) by surrender of all or a portion of the Warrant ("Net Issuance") as determined below. If the Warrantholder elects the Net Issuance method, the Company will issue Warrant Shares in accordance with the following formula:

X =      (P)(A-B)
         --------
              A

Where: X = the number of Warrant Shares to be issued to the Warrantholder for the portion of the Warrant being exercised.

         P = the number of Warrant Shares requested to be exercised under this Warrant Agreement.

         A = the Fair Market Value (defined below) of one (1) share of the Company's Common Stock.

         B = the Exercise Price.

         As used herein, "Fair Market Value" of Common Stock shall mean with respect to each share of Common Stock:

         (i) if the exercise is in connection with an initial public offering, and if the Company's Registration Statement relating to such public offering has been declared effective by the SEC, then the initial "Price to Public" specified in the final prospectus with respect to the offering;

         (ii) if this Warrant is exercised after, and not in connection with the Company's initial public offering, and:

                  (a) if traded on a securities exchange, the Fair Market Value shall be deemed to be the average of the closing prices over a twenty-one (21) day period ending three days before the day the Fair Market Value of the securities is being determined; or

                  (b) if actively traded over-the-counter, the Fair Market Value shall be deemed to be the average of the closing bid and asked prices quoted on the NASDAQ system (or similar system) over the twenty-one
         (21) day period ending three days before the day the Fair Market Value of the securities is being determined;

         (iii) if at any time the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Fair Market Value of Common Stock shall be the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by its Board of Directors, unless the Company shall become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the Fair Market Value of Common Stock shall be deemed to be the value received by the holders of Common Stock pursuant to such merger or acquisition. The foregoing notwithstanding, if the Warrantholder advises the Board of Directors in writing that the Warrantholder disagrees with such determination, then the Company and the Warrantholder shall promptly agree upon a reputable investment banking firm to undertake such valuation. If the valuation of such investment banking firm is greater than that determined by the Board of Directors, then all fees and expenses of such investment banking firm shall be paid by the Company. In all other circumstances, such fees and expenses shall be paid by the Warrantholder.

                  (b) Upon partial exercise by either cash or Net Issuance, the Company shall promptly issue an amended Warrant Agreement representing the remaining number of Warrant Shares purchasable hereunder. All other terms and conditions of such amended Warrant Agreement shall be identical to those contained herein, including, but not limited to the Effective Date hereof.

4.       RESERVATION OF SHARES.

         (a) AUTHORIZATION AND RESERVATION OF SHARES. During the term of this Warrant Agreement, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the rights to purchase Warrant Shares as provided for herein.

         (b) REGISTRATION OR LISTING. If any shares of Common Stock required to be reserved hereunder require registration with or approval of any governmental authority under any Federal or state law (other than any registration under the Securities Act of 1933, as then in effect ("1933 Act"), or any similar Federal statute then enforced, or any state securities law, required by reason of any transfer involved in such conversion), or listing on any domestic securities exchange, before such shares may be issued upon exercise of this Warrant, the Company will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered, listed or approved for listing on such domestic securities exchange, as the case may be.

5.       NO FRACTIONAL SHARES OR SCRIP.

         No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant Agreement, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

6.       NO RIGHTS AS SHAREHOLDER.

         This Warrant Agreement does not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Company prior to the exercise of this Warrant.

7.       WARRANTHOLDER REGISTRY.

         The Company shall maintain a registry showing the name and address of the registered holder of this Warrant Agreement.

8.       ADJUSTMENT RIGHTS.

         The Exercise Price per share and the number of Warrant Shares purchasable hereunder are subject to adjustment, as follows:

         (a) MERGER AND SALE OF ASSETS. If at any time there shall be a capital reorganization of the shares of the Company's stock (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or a merger or consolidation of the Company with or into another corporation when the Company is not the surviving corporation, or the sale of all or substantially all of the Company's properties and assets to any other person (hereinafter referred to as a "Merger Event"), then, as a part of such Merger Event, lawful provision shall be made so that the Warrantholder shall thereafter be entitled to receive, upon exercise of the Warrant, the number of Warrant Shares or other securities of the successor corporation resulting from such Merger Event, equivalent in rights and value to that which would have been issuable if the Warrantholder had exercised this Warrant immediately prior to the Merger Event. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant Agreement with respect to the rights and interest of the Warrantholder after the Merger Event to the end that the provisions of this Warrant Agreement (including adjustments of the Exercise Price and number of Warrant Shares purchasable) shall be applicable to the greatest extent possible.

         (b) RECLASSIFICATION OF SHARES. If the Company at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Warrant Agreement exist into the same or a different number of securities of any other class or classes, this Warrant Agreement shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant Agreement immediately prior to such combination, reclassification, exchange, subdivision or other change.

         (c) SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time shall combine or subdivide its Common Stock, the Exercise Price shall be proportionately decreased in the case of a subdivision, or proportionately increased in the case of a combination.

         (d) STOCK DIVIDENDS. If the Company at any time shall pay a dividend payable in, or make any other distribution (except any distribution specifically provided for in the foregoing subsections (a) or (b)) of the Company's stock, then the Exercise Price shall be adjusted, from and after the record date of such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction (i) the numerator of which shall be the total number of all shares of the Company's stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of all shares of the Company's stock outstanding immediately after such dividend or distribution. The Warrantholder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares (calculated to the nearest whole share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

         (e) ANTIDILUTION RIGHTS. Additional antidilution rights applicable to the Common Stock purchasable hereunder are as set forth in APPENDIX III hereto. The Company shall provide the Warrantholder with prior written notice of any issuance of its stock or other equity security to occur after the Effective Date of this Warrant, which notice shall include (i) the price at which such stock or security is to be sold, (ii) the number of shares to be issued, and (iii) such other information as necessary for Warrantholder to determine if a dilutive event has occurred.

         (f) NOTICE OF ADJUSTMENTS. If: (i) the Company shall declare any dividend or distribution upon its stock, whether in cash, property, stock or other securities; (ii) the Company shall offer for subscription pro rata to the holders of Common Stock or other stock any additional shares of stock of any class or other rights; (iii) there shall be any Merger Event; or (iv) there shall be any voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in connection with each such event, the Company shall send to the Warrantholder: (A) at least twenty (20) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, subscription rights (specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of such Merger Event, dissolution, liquidation or winding up; and (B) in the case of any such Merger Event, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding up). In the case of a public offering, the Company shall give the Warrantholder at least twenty (20) days written notice prior to the effective date thereof.

         Each such written notice shall set forth, in reasonable detail, (i) the event requiring the adjustment, (ii) the amount of the adjustment, (iii) the method by which such adjustment was calculated, (iv) the Exercise Price, and (v) the number of shares subject to purchase hereunder after giving effect to such adjustment, and shall be given by first class mail, postage prepaid, addressed to the Warrantholder, at the address as shown on the books of the Company.

         (g) TIMELY NOTICE. Failure to timely provide such notice required by subsection (f) above shall entitle the Warrantholder to retain the benefit of the applicable notice period notwithstanding anything to the contrary contained in any insufficient notice received by the Warrantholder. The notice period shall begin on the date the Warrantholder actually receives a written notice containing all the information specified above.

9.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

         (a) RESERVATION OF WARRANT SHARES. The Warrant Shares issuable upon exercise of the Warrant granted under this Warrant Agreement have been duly and validly reserved and, when issued in accordance with the provisions of this Warrant Agreement, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever; provided, however, that the Warrant Shares issuable pursuant to this Warrant Agreement will be subject to restrictions on transfer under that certain Stockholders Agreement of even date among the Company, the Warrantholder, William Blair Venture Partners III Limited Partnership ("William Blair'), Information Partners Limited Fund, L.P. ("Information Partners") and certain other persons listed on SCHEDULE A thereto (the "Stockholders Agreement"). The Company has made available to the Warrantholder true, correct and complete copies of its Certificate of Incorporation and Bylaws, as amended. The issuance of certificates for shares of Common Stock upon exercise of the Warrant Agreement shall be made without charge to the Warrantholder for any issuance tax or transfer-tax in respect thereof, or other cost incurred by the Company in connection with such exercise and the related issuance of Warrant Shares.

         (b) DUE AUTHORITY. The execution and delivery by the Company of this Warrant Agreement and the performance of all obligations of the Company hereunder, including the issuance to Warrantholder of the right to acquire the Warrant Shares upon exercise of the Warrant granted hereby, have been duly authorized by all necessary corporate action on the part of the Company, and this Warrant Agreement is not inconsistent with the Company's Certificate of Incorporation or Bylaws, does not contravene any law or governmental rule, regulation or order applicable to it, does not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound, and this Warrant Agreement and the Warrant evidenced hereby constitute legal, valid and binding agreements of the Company, enforceable in accordance with their terms.

         (c) CONSENTS AND APPROVALS. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, Federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Warrant Agreement, except for the filing of a notice pursuant to Regulation D under the 1933 Act, which filing will be effective by the time required thereby.

         (d) ISSUED SECURITIES. All issued and outstanding shares of capital stock and other securities of the Company have been duly authorized and validly issued and are fully paid and non assessable. All outstanding shares of capital stock and other securities of the Company were issued in full compliance with all Federal and state securities laws. In addition:

                  (i) The authorized capital stock of the Company consists of (A) 1,500,000 shares of Common Stock, of which 729,000 shares are issued and outstanding, and (B) 100,000 shares of Class P Common Stock, $.01 per share ("Class P Common Stock"), of which 81,000 shares are issued and outstanding. The names of the Company's officers, directors, shareholders and holders of options, warrants and other convertible securities (including percentage of ownership as to shareholders and holders of options, warrants and other convertible securities) are as set forth on EXHIBIT A hereto.

                  (ii) The Company has reserved (A) 100,000 shares of Common Stock for issuance to Lotus Development Corporation upon the exercise of certain warrants, (B) 81,000 shares of Common Stock and 9,000 shares of Class P Common Stock for issuance to members of management of the Operating Company and (C) an additional 352,265 shares of Common Stock for issuance to members of management of the Operating Company upon the exercise of certain stock options. There are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the Company's capital stock or other securities of the Company.

                  (iii) In accordance with the Company's Certificate of Incorporation, and except as otherwise set forth in the Stockholders Agreement, no shareholder of the Company has preemptive rights to purchase new issuances of the Company's capital stock.

         (e) INSURANCE. The Company has in full force and effect insurance policies, with extended coverage, insuring the Company and its property and business against such losses and risks, and in such amounts, as are customary for corporations engaged in a similar business and similarly situated and as otherwise may be required pursuant to the terms of any other contract or agreement.

         (f) REGISTRATION RIGHTS. The Company hereby acknowledges that the Warrant Shares are subject to the registration rights set forth in that certain Registration Agreement of even date among the Company, the Warrantholder, Information Partners, William Blair and certain other persons listed on Schedule B thereto (the "Registration Agreement"). Except as set forth in the Registration Agreement, the Company is not, pursuant to the terms of any other agreement currently in existence, under any obligation to register under the 1933 Act any of its presently outstanding securities or any of its securities which may hereafter be issued.

         (g) EXEMPT TRANSACTION. Subject to the accuracy of the Warrantholder's representations in Section 10 hereof, the issuance of the Warrant Shares upon exercise of this Warrant will constitute a transaction exempt from (i) the registration requirements of Section 5 of the 1933 Act and (ii) the qualification requirements of applicable state securities laws.

         (h) COMPLIANCE WITH RULE 144. At the written request of the Warrantholder who proposes to sell Warrant Shares issuable upon the exercise of the Warrant in compliance with Rule 144 promulgated by the Securities and Exchange Commission, the Company shall furnish to the Warrantholder, within ten days after receipt of such request, a written statement confirming the Company's compliance with the filing requirements of the Securities and Exchange Commission as set forth in such Rule, as such Rule may be amended from time to time.

10.      REPRESENTATIONS AND COVENANTS OF THE WARRANTHOLDER.

         This Warrant Agreement has been entered into by the Company in reliance upon the following representations and covenants of the Warrantholder:

         (a) INVESTMENT PURPOSE. The right to acquire Warrant Shares or the Warrant Shares issuable upon exercise of the Warrant granted hereby will be acquired for investment and not with a view to the sale or distribution of any part thereof in violation of applicable securities laws, and the Warrantholder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

         (b) PRIVATE ISSUE. The Warrantholder understands (i) that the Warrant Shares issuable upon exercise of this Warrant are not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant Agreement will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this Section 10.

         (c) DISPOSITION OF WARRANTHOLDER'S RIGHTS. In no event will the Warrantholder make a disposition of any of its rights to acquire Warrant Shares or Warrant Shares issuable upon exercise of such rights unless and until (i) it shall have notified the Company of the proposed disposition, and (ii) if requested by the Company, it shall have furnished the Company with an opinion of counsel (which counsel may either be inside or outside counsel to the Warrantholder) reasonably satisfactory to the Company and its counsel to the effect that (A) appropriate action necessary for compliance with the 1933 Act has been taken, or (B) an exemption from the registration requirements of the 1933 Act is available. Notwithstanding the foregoing, the restrictions imposed upon the transferability of any of its rights to acquire Warrant Shares or Warrant Shares issuable on the exercise of such rights do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owner, and shall terminate as to any particular Warrant Share when (1) such security shall have been effectively registered under the 1933 Act and sold by the holder thereof in accordance with such registration or (2) such security shall have been sold without registration in compliance with Rule 144 under the 1933 Act, or (3) a letter shall have been issued to the Warrantholder at its request by the staff of the Securities and Exchange Commission or a ruling shall have been issued to the Warrantholder at its request by such Commission stating that no action shall be recommended by such staff or taken by such Commission, as the case may be, if such security is transferred without registration under the 1933 Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the Warrantholder or holder of a Warrant Share then outstanding as to which such restrictions have terminated shall be entitled to receive from the Company, without expense to such holder, one or more new certificates for the Warrant or for such Warrant Shares not bearing any restrictive legend.

         (d) FINANCIAL RISK. The Warrantholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

11. TRANSFERS. Subject to the terms and conditions contained in Section 10 hereof, this Warrant Agreement and all rights hereunder are transferable in whole or in part by the Warrantholder and any successor transferee. The transfer shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached here to as APPENDIX IV (the "Transfer Notice"), at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. The Warrantholder hereby acknowledges that the Warrant Shares are subject to certain restrictions on transfer set forth in the Stockholders Agreement and that such restrictions may, in accordance with the Stockholders Agreement, be binding upon any transferee of the Warrant.

12.      MISCELLANEOUS.

         (a) EFFECTIVE DATE. The provisions of this Warrant Agreement shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Company on the date hereof. This Warrant Agreement and the Warrant granted hereunder and evidence hereby shall be binding upon any successors or assigns of the Company.

         (b) ATTORNEY'S FEES. In any litigation, arbitration or court proceeding between the Company and the Warrantholder relating hereto, the prevailing party shall be entitled to reasonable attorneys' fees and expenses and all costs of proceedings incurred in enforcing this Warrant Agreement.

         (c) GOVERNING LAW. This Warrant Agreement shall be governed by and construed for all purposes under and in accordance with the internal laws of the Commonwealth of Massachusetts, without giving effect to the conflicts of law principles thereof.

         (d) COUNTERPARTS. This Warrant Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (e) NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, facsimile transmission (provided that the original is sent by personal delivery or mail as hereinafter set forth) or five (5) days after deposit in the United States mail, by registered or certified mail, addressed (i) to the Warrantholder at 45 William Street, Suite 170, Wellesley, Massachusetts 02181, Attention:
David B. Fischer, Vice President (and/or, if by facsimile, 617 431-9906) and
(ii) to the Company at c/o Information Partners Capital Fund L.P., Two Copley Place, Boston, MA 02116, Attention: David Dominik (and/or if by facsimile, 617/572-3274) or at such other address as any such party may subsequently designate by written notice to the other party.

         (f) REMEDIES. In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where the Warrantholder will not have an adequate remedy at law and where damages will not be readily ascertainable. The Company expressly agrees that it shall not oppose an application by the Warrantholder or any other person entitled to the benefit of this Agreement requiring specific performance of any or all provisions hereof or enjoining the Company from continuing to commit any such breach of this Agreement.

         (g) NO IMPAIRMENT OF RIGHTS. The Company will not, by amendment of its Certificate of Incorporation or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment.

         (h) SURVIVAL. The representations, warranties, covenants and conditions of the respective parties contained herein or made pursuant to this Warrant Agreement shall survive the execution and delivery of this Warrant Agreement.

         (i) SEVERABILITY. In the event any one or more of the provisions of this Warrant Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

         (j) AMENDMENTS. Any provision of this Warrant Agreement may be amended by a written instrument signed by the Company and by the Warrantholder.

                             **********************

                          OneSource Holding Corporation
                                Warrant Agreement

                                 SIGNATURE PAGE
                                 --------------


         IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be executed by its officers thereunto duly authorized as of the Effective Date.

                                 Company:    ONESOURCE HOLDING CORPORATION



                                 By:     /s/ David Dominik
                                     ---------------------------

                                 Title:  President



                                 Warrantholder:   Silicon Valley Bank


                                 By:     /s/ David B. Fischer
                                     ---------------------------
                                         David B. Fischer, Vice President

                                   APPENDIX I

                     NOTICE THAT WARRANT IS ABOUT TO EXPIRE
                     --------------------------------------

Silicon Valley Bank
Wellesley Office Park
45 William Street, Suite 170
Wellesley, MA 02181

Attn: Chief Financial Officer



Dear:

         This is to advise you that the Warrant issued to you described below
will expire on                         19  .

         Issuer:           OneSource Holding Corporation

         Issue Date:       September   , 1993

         Class of Security Issuable:        Common Stock

         Exercise Price per Share:

         Number of Shares Issuable:

         Procedure for Exercise:

         Please contact [name of contact person at (phone number)] with any questions you may have concerning exercise of the Warrant. This is your only notice of pending expiration.


                                          OneSource Holding Corporation



                                          By
                                              --------------------------------
                                              Its:

                                   APPENDIX II

                               NOTICE OF EXERCISE
                               ------------------

         1. The undersigned hereby elects to purchase            shares of the
Common Stock of OneSource Holding Corporation pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

         1. The undersigned hereby elects to convert the attached Warrant into Shares/cash [strike one] in the manner specified in the Warrant. This conversion
is exercised with respect to            of the Shares covered by the Warrant.

         [Strike paragraph that does not apply.]

         2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:


                          ----------------------------
                                     (Name)


                          ----------------------------

                          ----------------------------
                                    (Address)

         3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.



                                           ----------------------------
                                           (Signature)


----------------------------
(Date)

                           ACKNOWLEDGMENT OF EXERCISE


         The undersigned                   hereby acknowledge receipt of the

"Notice of Exercise" from Warrantholder, to purchase           shares of the

Common Stock of OneSource Holding Corporation, pursuant to the terms of the

Warrant Agreement, and further acknowledges that           shares remain subject

to purchase under the terms of the Warrant Agreement.

                                  Company: OneSource Holding Corporation


                                           By:
                                               --------------------------------

                                           Title:
                                                  -----------------------------

                                           Date:
                                                  -----------------------------

                                  APPENDIX III

                            ANTI-DILUTION ADJUSTMENTS
                            -------------------------

         In addition to the adjustments specified in Section 8 of the Warrant Agreement, the Exercise Price in effect at any time and the number and kind of Warrant Shares issuable upon exercise of the Warrant shall be subject to adjustments from time to time upon the happening of the events hereinafter specified. No adjustment shall be made for (i) any cash dividends, (ii) any Warrant Shares issued or issuable upon exercise of the Warrants, (iii) shares of Common Stock issued or issuable to Lotus Development Corporation upon the exercise of that certain Stock Purchase Warrant of even date, (iv) up to 81,000 shares of Common Stock and 9,000 shares of Class P Common Stock issued to members of management of the Operating Company (who are not affiliates of William Blair or Information Partners), and (v) up to 352,265 additional shares of Common Stock issued or issuable to members of management of the Operating Company (who are not affiliates of William Blair or Information Partners) upon the exercise of certain stock options. Notwithstanding any other provision of this Agreement, the Exercise Price, as adjusted from time to time, shall not in any event be less than the par value (if any) of the Common Stock.

         (1) EXERCISE PRICE ADJUSTMENT. If, at any time after the date hereof, the Company issues or sells any shares of Common Stock (except for issuances subject to Section 8(d) of the Warrant Agreement) for a consideration per share less than the Exercise Price in effect immediately prior to the time of such issue or sale, or the Company shall issue or sell any shares of Common Stock for a consideration per share less than the Fair Market Value immediately prior to the time of such issue or sale (as determined under Section 3(a) of the Warrant Agreement), then, forthwith upon such issue or sale, the Exercise Price in effect immediately prior to such issue or sale shall thereupon be reduced to the lower of the prices (calculated to the nearest cent) determined as follows:

                  (a) by dividing an amount equal to the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale MULTIPLIED BY the then existing Exercise Price and (ii) the consideration, if any, received by the Company upon such issue or sale, by the total number of shares of Common Stock outstanding immediately after such issue or sale; and

                  (b) by multiplying the Exercise Price in effect immediately prior to the time of such issue or sale by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale MULTIPLIED BY the then existing Fair Market value and (ii) the consideration, if any, received by the Company upon such issue or sale, and the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such issue or sale MULTIPLIED BY the existing Exercise Price.

         (2) SPECIAL RULES FOR ADJUSTING THE EXERCISE PRICE. For the purposes of Section (1) above, the following subsections (a) to (d), inclusive, shall also be applicable:

                  (a) TREATMENT OF OPTIONS, RIGHTS, ETC. At any time the Company grants, issues or sells (whether directly or by assumption in a merger or otherwise) any rights to subscribe for, or any rights or options to purchase, Common Stock or any securities convertible into or exchangeable for Common Stock (such convertible or exchangeable securities being herein called "CONVERTIBLE SECURITIES"), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options PLUS the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of such rights or options PLUS, in the case of any such rights or options that relate to such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) is less than the Exercise Price in effect immediately prior to the granting of such rights or options (or less than the Fair Market Value determined as of the date of the granting of such rights or options), then the maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the maximum number of such Convertible Securities issuable upon the exercise of such rights or options shall be deemed to be outstanding as of the date of granting of such rights or options and to have been issued for such price per share and the Exercise Price shall be adjusted as of the date of the granting of such rights or options as set forth in Section (1) above; PROVIDED, HOWEVER, that except as provided in Section (3) below, no further adjustments of the Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                  (b) TREATMENT OF CONVERTIBLE SECURITIES. At any time the Company issues or sells (whether directly or by assumption in a merger or otherwise) any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities PLUS the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) is less than the Exercise Price in effect immediately prior to the time of such issue or sale (or less than the Fair Market Value determined as of the date of such issue or sale), then the maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to be outstanding as of the date of the issue or sale of such Convertible Securities and to have been issued for such price per share and the Exercise Price shall be adjusted as of the date of such issue or sale as set forth in Section (1) above; PROVIDED, HOWEVER, that (A) except as provided in Section (3) below, no further adjustments of the Exercise Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (B) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Exercise Price have been or are to be made pursuant to other provisions of this Section (2), no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

                  (c) COMPUTATION OF CONSIDERATION. For purposes of this APPENDIX III, in case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold:

                           (i) for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith;

                           (ii) for consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as reasonably determined in good faith by the board of directors of the Company, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith; and

                           (iii)    in connection with any merger or
                                    consolidation of another corporation into the Company (other than any merger or consolidation in which the previously outstanding shares of Common Stock of the Company shall be changed into or exchanged for the stock or other securities of another corporation), the amount of consideration therefor shall be deemed to be the fair value of the portion of the assets and business of such merged or consolidated corporation attributable to such Common Stock, Convertible Securities, rights and/or options as reasonably determined in good faith by the board of directors of the Company after deducting therefrom all cash and other consideration, if any, paid by the Company in connection with such merger or consolidation.

                  In the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Company shall be changed into or exchanged for the stock or other securities of another corporation or in the event of any sale of all or substantially all of the property and assets and/or the stock of the Company for stock or other securities of any corporation, the Warrantholder shall receive either the stock, securities or other property and assets of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair value (as determined in accordance with clause (iii) above) on the date of such transaction of all such stock, securities or other property and assets of the other corporation. If any calculation required under the immediately preceding sentence results in adjustment of the Exercise Price, the determination of the number of Warrant Shares issuable upon exercise of the Warrants immediately prior to such merger, consolidation or sale shall be made after giving effect to such adjustment of the Exercise Price.

                  (d) RECORD DATE. At any time the Company takes a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock or Convertible Securities or (ii) to subscribe for or purchase Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the actual issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the actual granting of such right of subscription or purchase, as the case may be.

                  (e) TREASURY SHARES. The number of shares of Common Stock outstanding at any given time shall not include shares of Common Stock directly or indirectly owned or held by or for the account of the Company or any of its subsidiaries, and the disposition of any such shares of Common Stock shall be considered an issue or sale of shares of Common Stock for the purposes of this Section (2).

         (3) CERTAIN READJUSTMENTS. If the purchase price provided for in any right or option referred to in Section 2(a), or the additional consideration, if any, payable upon the conversion or exchange of Convertible Securities referred to in Section 2(a) or 2(b), or the rate at which any Convertible Securities referred to in Section 2(a) or 2(b) are convertible into or exchangeable for Common Stock, shall change or a different purchase price or rate shall become effective at any time or from time to time (other than under or by reason of provisions designed to protect against dilution), then, upon such change becoming effective, the Exercise Price then in effect under the Warrant Agreement shall thereupon be readjusted to such Exercise Price as would have been in effect had the adjustments made upon the granting or issuance of such rights or options or convertible Securities been made upon the basis of (i) the issuance of the number of shares of Common Stock theretofore actually delivered upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities, and the total consideration received therefor, and (ii) the granting or issuance at the time of such change of any such options, rights or Convertible Securities then still outstanding for the consideration, if any, received by the Company therefor and to be received on the basis of such changed price. On the expiration of any right or option referred to in Section 2(a), or on the termination of any right to convert or exchange any Convertible Securities referred to in Section 2(a) or 2(b), the Exercise Price then in effect under the Warrant Agreement shall thereupon be readjusted to the Exercise Price as would have been in effect had the adjustment made upon the granting or issuance of such rights or options or Convertible Securities been made upon the basis of the issuance or sale of only the number of shares of Common Stock actually issued upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities. If the purchase price provided for in any such right or option, or the rate at which any such Convertible Securities are convertible into or exchangeable for Common Stock, shall change at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Security, the Exercise Price then in effect shall forthwith be decreased to such Exercise Price as would have been obtained had the adjustments made upon the issuance of such right or option or Convertible Security never been made as to such Common Stock and had adjustments instead been made upon the issuance of such right or option or Convertible Security upon the basis of the issuance of (and the total consideration received for) the shares of Common Stock delivered as aforesaid.

         (4) ADJUSTMENT IN WARRANT SHARES PURCHASABLE. Whenever the Exercise Price is adjusted pursuant to Section (1) above, each Warrant outstanding at the time of such adjustment shall become the right to purchase that number of Warrant Shares obtained by multiplying the number of Warrant Shares into which such Warrant is exercisable immediately prior to such adjustment by the Exercise Price in effect immediately prior to the adjustment, and dividing the product so obtained by the Exercise Price in effect immediately after such adjustment, so that upon exercise of such Warrant for all of the Warrant Shares purchasable thereby, the Company shall receive the same amount of consideration it would have received if the event occasioning the adjustment had not occurred and such Warrant were exercised with respect to all the Warrant Shares purchasable thereby.

         (5) REFLECTION OF ADJUSTMENT ON CERTIFICATES. Notwithstanding any adjustments in the Exercise Price or the number or kind of Warrant Shares issuable upon exercise of the Warrant, the Warrant Agreement may continue to express the same price and number and kind of Warrant Shares as are stated in the Warrant initially issued to the Warrantholder pursuant to the Warrant Agreement.

         (6) CERTAIN EVENTS. If (a) in the good faith opinion of the Warrantholder, any event occurs as to which the other provisions of this APPENDIX III are not strictly applicable but the lack of an adjustment would not in the opinion of the Warrantholder fairly protect the purchase rights of the Warrantholder in accordance with the basic intent and principles of such provisions, or if strictly applicable would not fairly protect the purchase rights of the Warrantholder in accordance with the basic intent and principles of such provisions and (b) following notice to the Company, the Warrantholder and the Company shall disagree as to the applicability or appropriateness of such adjustment, then the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the independent accounting firm then regularly engaged by the Company to report on the financial statements of the Company), which shall give its opinion upon the adjustment, if any, on a basis strictly consistent with the basic intent and principles established in the other provisions of this APPENDIX III, necessary to preserve, without dilution as provided for herein, the exercise rights of the Warrantholder in accordance with this APPENDIX III. Upon receipt of such opinion, the Company shall forthwith make the adjustments described therein, absent manifest error.

                                   APPENDIX IV

                                 TRANSFER NOTICE


         (To transfer or assign the foregoing Warrant Agreement execute this form and supply required information. Do not use this form to purchase shares.)

         FOR VALUE RECEIVED, the foregoing Warrant Agreement and all rights evidenced thereby are hereby transferred and assigned to
                                                            (Please Print)
whose address is




                           Dated
                                 -------------------------------------------

                           Holder's Signature
                                              ------------------------------

                           Holder's Address
                                            --------------------------------

                                            --------------------------------



Signature Guaranteed:
                      ------------------------------------------------------

NOTE: The signature to this Transfer Notice must correspond with the name as it appears on the face of the Warrant Agreement, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant Agreement.

                                    EXHIBIT A
                                    ---------

                Officers, Directors, Shareholders of the Company


1.       Officers of Holding:

                  President and Treasurer:                        David Dominik
                  Vice President and Secretary:                   Gregg Newmark

2.       Directors of Holding:                                    David Dominik
                                                                  Gregg Newmark

3.       Shareholders of Holding:

                  (See attached Schedule)

4.       Holders of Convertible Securities of Holding:

                  (See attached Schedule)

                         ONE SOURCE CAPITALIZATION TABLE

                                           Price/                          Price/                         %total before
                                Common      Share      Amount     Common P  Share     Amount     Warrants     options     Total $

WBVP                            364,500     $0.49     $180,000     40,500   $40,00   $1,620,000                40.10%   $1,800,000
Information Partners            364,500     $0.49     $180,000     40,500   $40,00   $1,620,000                40.10%   $1,800,000
Lotus Development                     0               $      0                       $        0   100,000       9.90%   $        0
Silicon Valley Bank                   0               $      0                       $        0    10,101       1.00%   $        0
Dan Schimmel*                    18,000     $0.49     $  8,889      2,000   $40,00   $   80,000                 1.98%   $   88,889
Marty Kahn*                      18,000     $0.49     $  8,889      2,000   $40,00   $   80,000                 1.98%   $   88,889
Other Senior Mgt*                18,000     $0.49     $  8,889      2,000   $40,00   $   80,000                 1.98%   $   88,889
Other Employees                  27,000     $0.49     $ 13,333      3,000   $40,00   $  120,000                 2.97%   $  133,333

Total                           810,000     $0.49     $400,000     90,000   $40,00   $3,600,000   110,101     100.00$  $4,000,000
Total Equity                 $4,000,000     $4.44

*To be issued post-closing.

                         ONE SOURCE CAPITALIZATION TABLE

                                               Warrants            Initial Options       Other Options

WBVP III                                       -0-                 -0-                   -0-
Information Partners                           -0-                 -0-                   -0-
Lotus Development                              100,000
Silicon Valley Bank                             10,101
Dan Schimmel*                                                      34,483                92,200
Marty Kahn*                                                        17,241                46,100
Other Senior Mgt*                                                  45,977                36,880
Other Employees*                                                   51,724                27,660

Total                                          110,101            149,425               202,840


Warrants are exercisable at per share price of:
Initial Options are convertible at per share price of: $1.00
50% of Other Options are convertible at per share price of: $0.49
$8.89 through 1996, $11.11 through 1997 and $13.33 after 1997.
The other 50% are convertible at $13.33, $17.78 and $22.22, for the same dates.

*To be granted post-closing.